EXHIBIT 99
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                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

         The undersigned agree that this Amendment No. 8 to the Statement on
Schedule 13G to which this Agreement is attached is filed on behalf of each of them. Date: February 9, 2005

PATAPSCO BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By Its Trustees:


/s/ Thomas P. O'Neill                            February 9, 2005
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Thomas P. O'Neill, as Trustee                    Date


/s/ Theodore Patterson                           February 9, 2005
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Theodore Patterson, as Trustee                   Date


/s/ Joseph J. Bouffard                           February 9, 2005
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Joseph J. Bouffard, as Trustee                   Date



/s/ Thomas P. O'Neill                            February 9, 2005
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Thomas P. O'Neill, as Individual Stockholder     Date


/s/ Theodore Patterson                           February 9, 2005
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Theodore Patterson, as Individual Stockholder    Date


/s/ Joseph J. Bouffard                           February 9, 2005
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Joseph J. Bouffard, as Individual Stockholder    Date